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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Educational Development Corporation on Form S-8 of our report dated April 1, 2002, appearing in the Annual Report on Form 10-K of Educational Development Corporation for the year ended February 28, 2002.



/s/ DELOITTE & TOUCHE LLP

Tulsa, Oklahoma
October 21, 2002